                                                                     EXHIBIT 5.1

                         [KIRKLAND & ELLIS LETTERHEAD]

April 29, 2002

Therma-Wave, Inc.
1250 Reliance Way
Fremont, California  94539

     Re:   Therma-Wave, Inc.
           Registration Statement on Form S-3
           ----------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Therma-Wave, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of up to 4,800,098 shares of its common stock (the "Common Stock"), par value $0.01 per share, pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on April 29, 2002, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), on behalf of certain selling securityholders, including 4,688,164 shares of Common Stock (the "Shares") and 111,934 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants held by certain selling securityholders (the "Warrants").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion including (i) Restated Certificate of Incorporation of Therma-Wave, Inc., (ii) Amended and Restated By-Laws of Therma-Wave, Inc., (iii) Consent in Lieu of a Meeting of the Board of Directors of Therma-Wave, Inc., dated as of April 29, 2002, with respect to the registration of the 4,800,098 shares of the Company's common stock, (iv) the Registration Rights Agreement, dated as of January 16, 2002, between Therma-Wave, Inc. and shareholders of Sensys Instruments Corporation and (v) the Registration Statement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents, including the Common Stock, by any applicable parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of California, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                                  Very truly yours,



                                  KIRKLAND & ELLIS